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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

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                                 FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

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                               JUNE 28, 1999
             Date of report (Date of earliest event reported)

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                      Commission File Number: 0-18108

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                              FINET.COM, INC.
          (Exact name of registrant as specified in its charter)

                                 DELAWARE
                         (State or jurisdiction of
                      incorporation or organization)

                       3021 CITRUS CIRCLE, SUITE 150
                          WALNUT CREEK, CA 94598
                  (Address of principal executive office)

                                94-3115180
                   (IRS Employer Identification Number)

                     Telephone Number: (925) 988-6550
           (Registrant's telephone number, including area code)





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Item 5.  Other Events.

Private Placement

     On June 28, 1999 FiNet.com, Inc. ("FiNet") announced the completion of a $30 million private placement of approximately 7.7 million shares of common stock at a price of $3.89 per share. The shares were not registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption contained in Section 4(2) thereof.

Supplemental Financial Information

     On June 28, 1999 FiNet released certain supplementary fiscal 1999 third and fourth quarter unaudited financial information.

Item 7.  Financial Statements and Exhibits.

     4.1. Form of Common Stock Purchase Agreement between FiNet and investors in the private placement concluded June 28, 1999.(1)

     99.1. Press release regarding private placement and supplementary information.



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(1)  Incorporated by reference to Exhibit 4.11 of the Registrant's Form S-1 filed on July 2, 1999 (Registration No. 333-82227).


                                SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

FINET HOLDINGS CORPORATION

Date: JUNE 28, 1999
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                          GARY A. PALMER
                          EXECUTIVE VICE PRESIDENT -
                          CHIEF FINANCIAL OFFICER